Exhibit 99.1

MRU Holdings, Inc. Files Voluntary Petition for Relief Under Chapter 7 of the Bankruptcy Code

New York, NY, February 6, 2009— MRU Holdings, Inc. (Nasdaq: UNCL) today announced the filing of a voluntary petition in the United States Bankruptcy Court for the Southern District of New York seeking relief under Chapter 7 of Title 11 of the United States Code.  As a result, the Company has suspended all business operations.  The Company expects that the Court will promptly appoint a bankruptcy trustee.